UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 18, 2020

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2020, the Board of Directors (the “Board”) of Wireless Telecom Group, Inc. (the “Company”) unanimously approved an increase to the total number of directors constituting the Board from seven directors to eight directors. Additionally, the Board appointed Jennifer Fritzsche to fill the vacancy and serve as an independent director for a term ending at the 2021 annual meeting of shareholders. The Company’s press release announcing this appointment was issued on December 21, 2020, and a copy of that press release is filed as an exhibit to this Form 8-K. Ms. Fritzsche has not currently been appointed to any committee of the Board.

Ms. Fritzsche currently serves as the Chief Financial Officer and a director of Canopy Spectrum, LLC. Prior to Canopy Spectrum, she spent 25 years as an Institutional Investor ranked equity research analyst at Wells Fargo Securities covering Telecommunications / Cable Services and Communications Infrastructure. Ms. Fritzsche currently serves as a Senior Fellow at Georgetown University McDonough School of Business and was recently appointed as a director at Dycom Industries, Inc. (NYSE: DY). She is the co-founder of the Wells Fargo Windy City Women’s Networking Group, a member of the Chicago Economics Club, and is on the Women’s Auxiliary Board of Misericordia Heart of Mercy. Ms. Fritzsche has a Bachelor of Arts from the College of the Holy Cross and Master of Business Administration, with honors, from Northeastern University.

There are no arrangements or understandings between Ms. Fritzsche and any other person pursuant to which Ms. Fritzsche was appointed as a director. The Company is not aware of any transactions involving Ms. Fritzsche that are reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Ms. Fritzsche qualifies as an “independent director” under the rules of the New York Stock Exchange and the Company’s independence standards. Ms. Fritzsche will receive the same cash and equity compensation as other non-employee directors of the Company, prorated for the portion of the year served, as described under “Director Compensation” on page 23 of the Company’s Proxy Statement for its Annual Meeting held on June 4, 2020, filed with the Securities and Exchange Commission on April 17, 2020.

Item 7.01 Regulation FD Disclosure

On December 21, 2020, the Company issued a press release announcing the election of Ms. Fritzsche to the Board, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Wireless Telecom Group, Inc., dated December 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: December 21, 2020	By:	/s/ Michael J Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary